We hereby consent to the reference to our firm included in the prospectus and statement of additional information of The Integrity Funds (the "Trust"), filed as part of this Post-Effective Amendment No. 62 to the Trust's Registration Statement under the Securities Act of 1933 (File No. 33-53698) and Amendment No. 63 to the Trust's Registration Statement under the Investment Company Act of 1940 (File No. 811-07322).

/s/ Chapman and Cutler LLP

Chapman and Cutler LLP

Chicago, Illinois

May 3, 2010